Exhibit 99.1
TechTarget Reports Third Quarter 2008 Financial Results

Online Revenues Grow 27%

Needham, MA – November 6, 2008 – TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the third quarter ended September 30, 2008. Total revenues for the third quarter increased by 8% to $25.2 million compared to $23.3 million for the comparable prior year quarter. Online revenues increased by 27% to $18.6 million compared to $14.7 million for the third quarter of 2007 and represented 74% of total revenues. Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for the third quarter decreased by 23% to $4.4 million compared to $5.7 million for the comparable prior year quarter.

“Despite a deteriorating macro environment, online revenues grew 27%, demonstrating the strength of our business model and strong leadership position. As the economy works through the current macro conditions, our primary focus will continue to be growing market share,” said Greg Strakosch, Chairman and CEO of TechTarget.  “We are well positioned for the downturn due to our strong balance sheet and positive cash flows.”

Total gross profit margin for the quarter was 67% compared to 70% for the comparable prior year quarter. Online gross profit margin for the quarter was 71% compared to 74% for the comparable prior year quarter.

Net loss for the quarter was $314,000 compared to net income of $1.8 million for the comparable prior year quarter. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) was $2.5 million compared to $3.9 million for the comparable prior year quarter. Net loss per basic and diluted share for the quarter was ($0.01) compared to net income per basic and diluted share of $0.05 and $0.04, respectively, for the comparable prior year quarter. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the quarter was $0.06 compared to $0.09 for the comparable prior year quarter.  As of September 30, 2008, TechTarget had $67.1 million of cash, cash equivalents and short and long-term investments. Outstanding bank debt was $3.8 million as of the end of the quarter.

Recent Company Highlights

•	Launched SearchDisasterRecovery.com™ to support the information requirements of IT professionals researching which Disaster Recovery solutions to purchase.
•
Launched PrinterComparison.com™ to support the information requirements of people in the process of purchasing printers. The site provides product information aimed at the enterprise, SMB and consumer markets. PrinterComparison.com is the sixth site under the TechnologyGuide.com™ banner.

•
Hired Michael Carroll as Senior Vice President and Group Publisher of TechnologyGuide.com. Carroll joined TechTarget from IDG, where he was Senior Vice President and Group Publisher for the online and print editions of PC World and MacWorld.

•
Released a joint research project with Google, which is based on results of a survey completed by more than 2,200 IT professionals examining the online search behaviors of enterprise IT professionals when researching and purchasing technology solutions. The results show that 97% of IT professionals use online resources frequently during their purchase process. In addition to the research report, TechTarget and Google are conducting a 6-city road show to share the results with IT marketers.

•	Hosted the TechTarget Online ROI Summit in San Francisco on October 2nd. Hundreds of customers and prospects attended to hear best practices including case studies from HP, Oracle, SAS and CDW.
•	Partnered with VMware to run the “Best of VMworld Awards” at VMworld, which was held in Las Vegas in September and attracted more than 10,000 attendees.

Financial guidance
In the fourth quarter of 2008, the Company expects total revenues to be within the range of $25.0 million to $26.0 million and adjusted EBITDA to be within the range of $4.3 million to $5.1 million.

Conference Call and Webcast
TechTarget will discuss these financial results in a conference call at 4:30 p.m. (Eastern Time) today (November 6, 2008). The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing (888) 713-4199 (US callers) or 617-213-4861 (International callers) ten minutes prior to the call and referencing participant pass code 27563744 for both domestic and international callers.  Participants may pre-register for the call at:  https://www.theconferencingservice.com/prereg/key.process?key=PHPYCY9YB  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.  (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 6, 2008 at 6:30 p.m. ET through November 20, 2008 at 11:59 p.m. (ET). To listen to the replay, dial 888-286-8010 and use the pass code 33073097. International callers should dial 617-801-6888 and also use the pass code 33073097 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation.  The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements
Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget
TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues. With its network of more than 50 technology-specific Web sites and over 6.6 million registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase. The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored Webcasts and Podcasts for the IT market. Its Web sites are complemented by numerous invitation-only events and two magazines. TechTarget provides proven lead generation and branding programs to over 1,100 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2008 TechTarget, Inc. All rights reserved. TechTarget  and the TechTarget logo are registered trademarks, and TechnologyGuide.com, SearchDisasterRecovery.com, PrinterComparison.com, and The IT Media ROI Experts are trademarks, of TechTarget, Inc. All other trademarks are the property of their respective owners.

TechTarget, Inc.
Consolidated Balance Sheets
(in $000's)

	September 30, 2008	December 31, 2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$38,212	$10,693
Short-term investments	21,097	51,308
Accounts receivable, net of allowance for doubtful accounts	17,529	15,198
Prepaid expenses and other current assets	6,279	1,962
Deferred tax assets	2,642	2,947
Total current assets	85,759	82,108

Property and equipment, net	4,044	4,401
Long-term investments	7,770	-
Goodwill	88,326	88,326
Intangible assets, net of accumulated amortization	17,917	21,939
Deferred tax assets	3,617	2,910
Other assets	180	203

Total Assets	$207,613	$199,887

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of bank term loan payable	$3,000	$3,000
Accounts payable	2,794	2,919
Income taxes payable	-	1,031
Accrued expenses and other current liabilities	2,107	2,473
Accrued compensation expenses	926	2,600
Deferred revenue	5,698	3,761
Total current liabilities	14,525	15,784

Long-term liabilities:
Other liabilities	324	455
Bank term loan payable, net of current portion	750	3,000
Total liabilities	15,599	19,239

Commitments	-	-

Stockholders' equity:
Common stock	42	41
Additional paid-in capital	219,872	209,773
Warrants	2	13
Accumulated other comprehensive loss	(130)	(102)
Accumulated deficit	(27,772)	(29,077)
Total stockholders' equity	192,014	180,648

Total Liabilities and Stockholders' Equity	$207,613	$199,887

TechTarget, Inc.
Consolidated Statements of Operations
(in $000's, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)
Revenues:
Online	$18,631	$14,687	$58,338	$44,726
Events	5,496	6,912	16,743	16,201
Print	1,088	1,702	3,384	5,323
Total revenues	25,215	23,301	78,465	66,250

Cost of revenues:
Online (1)	5,462	3,769	16,113	11,194
Events (1)	2,328	2,283	7,078	6,065
Print (1)	580	862	1,758	2,990
Total cost of revenues	8,370	6,914	24,949	20,249

Gross profit	16,845	16,387	53,516	46,001

Operating expenses:
Selling and marketing (1)	8,161	7,271	25,490	19,811
Product development (1)	2,788	1,677	8,440	5,021
General and administrative (1)	3,662	3,364	10,915	8,917
Depreciation	579	401	1,884	1,095
Amortization of intangible assets	1,259	1,171	4,071	2,971
Total operating expenses	16,449	13,884	50,800	37,815

Operating income	396	2,503	2,716	8,186

Interest income (expense):
Interest income	336	1,043	1,236	2,058
Interest expense	(88)	(146)	(302)	(851)
Total interest income (expense)	248	897	934	1,207

Income before provision for income taxes	644	3,400	3,650	9,393

Provision for income taxes	958	1,568	2,345	3,996

Net (loss) income	$(314)	$1,832	$1,305	$5,397

Net (loss) income per common share:
Basic	$(0.01)	$0.05	$0.03	$0.06
Diluted	$(0.01)	$0.04	$0.03	$0.05

Weighted average common shares outstanding:
Basic	41,533,020	40,354,796	41,355,812	24,282,474
Diluted	41,533,020	43,336,498	43,393,429	27,184,670

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$264	$16	$401	$156
Cost of events revenue	53	20	100	43
Cost of print revenue	1	(1)	5	18
Selling and marketing	1,057	930	3,796	2,054
Product development	140	84	420	230
General and administrative	648	604	2,107	1,421

TechTarget, Inc.
Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in $000's)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)

Net (Loss) Income	$(314)	$1,832	$1,305	$5,397
Interest Income, net	248	897	934	1,207
Provision For Income Taxes	958	1,568	2,345	3,996
Depreciation	579	401	1,884	1,095
Amortization of Intangible Assets	1,259	1,171	4,071	2,971
EBITDA	2,234	4,075	8,671	12,252
Stock-Based Compensation Expense	2,163	1,653	6,829	3,922
Adjusted EBITDA	$4,397	$5,728	$15,500	$16,174

Reconciliation of Net (Loss) Income to Adjusted Net Income
and Net (Loss) Income per Diluted Share to Adjusted Net Income per Share
(in $000's, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)

Net (Loss) Income	$(314)	$1,832	$1,305	$5,397
Amortization of Intangible Assets	1,259	1,171	4,071	2,971
Stock-Based Compensation Expense	2,163	1,653	6,829	3,922
Impact of Income Taxes	644	763	3,322	1,908
Adjusted Net Income	$2,464	$3,893	$8,883	$10,382

Net (Loss) Income per Diluted Share	$(0.01)	$0.04	$0.03	$0.05
Weighted Average Diluted Shares Outstanding	41,533,020	43,336,498	43,393,429	27,184,670

Adjusted Net Income per Share	$0.06	$0.09	$0.20	$0.26
Adjusted Weighted Average Diluted Shares Outstanding	43,116,678	43,336,498	43,393,429	39,371,153
Options and Warrants, Treasury Method Included in Adjusted Weighted Average Diluted Shares Above	1,583,658	-	-	-
Pro Forma Adjustment Including Assumed Conversion of Redeemable Convertible Preferred Stock	-	-	-	12,186,483
Weighted Average Diluted Shares Outstanding	41,533,020	43,336,498	43,393,429	27,184,670

TechTarget, Inc.
Financial Guidance Summary
(in $000's)

	For the Three Months Ended December 31, 2008
	Range

Revenues	$25,000,000	$26,000,000

Adjusted EBITDA	$4,300,000	$5,100,000
Interest income, net	260,000	260,000
Provision for income taxes	278,000	798,000
Depreciation, amortization and stock-based compensation	4,132,000	4,132,000
Net Income	$150,000	$430,000